                                                                    EXHIBIT 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We are aware that Conoco Inc. ("Conoco") has incorporated by reference in the Prospectus constituting part of this Registration Statement on Form S-3 our report dated September 28, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) included in Conoco's prospectus dated October 21, 1998 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the "Rule 424(b) Prospectus"). In addition, we are aware that Conoco has incorporated by reference in the Prospectus constituting part of this Registration Statement on Form S-3 our report dated October 21, 1998 on the pro forma combined balance sheet as of June 30, 1998 and the pro forma combined statements of income for the six-month periods ended June 30, 1997 and 1998 included in the Rule 424(b) Prospectus. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 11, 1999